Exhibit 23.2
LETTER OF CONSENT
     We hereby consent to the reference to our firm under the captions “Experts” and “Management Discussion and Analysis Results of Operations and Financial Condition — Critical Accounting Policies — Share-Based Compensation” and to the reference to our valuation reports in Amendment No. 1 to the Registration Statement on Form F-1 (File No. 1444339) and related Prospectus of Voltaire Ltd.

Very truly yours,
/s/ BDO Ziv Haft Consulting & Management Ltd.

BDO Ziv Haft Consulting & Management Ltd.

July 25, 2007